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WASHINGTON PRIME GROUP INC.
EMPLOYEE PERFORMANCE STOCK UNIT AWARD AGREEMENT
(For Employee with Employment Agreement)
This Performance Stock Unit Award Agreement (“Agreement”) made as of _________ ___, 2017 (the “Award Date”) among Washington Prime Group Inc., an Indiana corporation (the “Company”), its subsidiary, Washington Prime Group, L.P., an Indiana limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the individual listed as participant on the signature page hereto (the “Participant”).
Recitals
A.The Participant is an employee of the Company or one of its Affiliates and provides services to the Partnership.

B.The Partnership has adopted the Partnership’s 2014 Stock Incentive Plan (as further amended, restated or supplemented from time to time hereafter, the “Plan”) to provide, among others, employees of the Partnership or an Affiliate (including the Company) with equity-based incentives to maintain and enhance the performance and profitability of the Partnership and the Company. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan unless otherwise indicated.

C.Reference is made to the [Amended and Restated] Employment Agreement between the Participant and the Company dated as of ___________, ____ (the “Employment Agreement”). This Award is intended to comply with the terms of the Employment Agreement and the terms of the Plan, and if there are any inconsistencies or ambiguity between (x) the same, then the terms of the Plan shall control, or (y) the Employment Agreement and this Agreement, then this Agreement shall control. The parties hereby acknowledge and agree that this Award is in complete satisfaction of the Company’s obligations under Section ____ of the Employment Agreement.

D.This Agreement evidences an award (the “Award”) of the number of performance stock units (“Performance Stock Units”) specified in Section 2 of this Agreement, as approved by the Committee.

NOW, THEREFORE, the Company, the Partnership and the Participant agree as follows:
1.Administration; Incorporation of the Plan. This Award shall be administered by the Committee which has the powers and authority as set forth in the Plan. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications. The provisions of the Plan are hereby incorporated by reference as if set forth herein. Should there be any conflict between the terms of this Agreement on the one hand, and the Plan on the other hand, the terms of this Agreement shall prevail.

2.Award.

(a)Grant of PSUs. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Participant is hereby granted _______ Performance Stock Units as of the Award

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Date (the “Target PSU”). Each Performance Stock Unit represents a conditional right to receive one share of Common Stock.

(b)Vesting. The Performance Stock Units granted hereunder shall be performance based and shall vest on [date that is three years from Award Date] (the “Vesting Date”), based on the achievement of the performance goal as described on Exhibit X attached hereto (“Exhibit X”), and upon certification of achievement by the Compensation Committee, provided that the Participant is employed by the Company through the Vesting Date and is in continued compliance with the provisions of Section __ of the Employment Agreement.

Notwithstanding the foregoing, in the event of a termination of Participant’s employment with the Company prior to the Vesting Date, Participant’s then unvested Performance Stock Units shall be forfeited or vest in accordance with the applicable provisions of Sections __ and __ of the Employment Agreement, and in the event of a Change in Control, Participant’s then unvested Performance Stock Units shall be treated in the manner set forth in Section __ of the Employment Agreement.
(c)Settlement. As soon as practicable following the Vesting Date (but in no event later than March 15, 2021), subject to Section 4 (pertaining to withholding of taxes), the Company shall deliver to the Participant one share of Common Stock in respect of each of the Performance Stock Units that vested as of the Vesting Date free of any restrictions (including any dividend equivalent rights that are paid in shares of Common Stock in accordance with Section 5 below).

3.Restrictions. Subject to any exceptions set forth in the Plan, no Performance Stock Unit granted hereunder may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3 will be null and void and any Performance Stock Unit which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and this Agreement will be binding upon any permitted successors and assigns. Except as provided in Section 5 of this Agreement, a Performance Stock Unit shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any Share until the Participant is issued the Share to which such Performance Stock Unit relates pursuant to Section 2(c) hereof.

4.Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal, state, local or foreign income tax purposes with respect to any Performance Stock Units, the Participant will pay to the Company or make arrangements satisfactory to the Company regarding the payment of any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to the Performance Stock Units. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Section 4, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, including deducting such amount from the delivery of Shares issued upon settlement of the Performance Stock Units, that gives rise to the withholding requirement.

5.Dividend Equivalent Rights. Subject to the provisions set forth below, so long as the Award is outstanding, dividend equivalents equal to the regular cash dividends paid on the shares of Common Stock covered by this Award shall accrue during the Performance Period. Such dividend equivalents will be deemed reinvested in additional Performance Stock Units based on the closing price of the Common Stock on the

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ex-dividend date, and shall accrue and be held in escrow by the Company and be subject to the same restrictions as the Performance Stock Units with regard to which they accrue, including without limitation, as to vesting (including accelerated vesting) and shall be delivered to the Participant at the time the corresponding shares of Common Stock are delivered to the Participant in accordance with Section 2(c). The Participant will not receive escrowed dividend equivalents on any Performance Stock Units which are forfeited and all such dividend equivalents shall be forfeited along with the Performance Stock Units which are forfeited. For the avoidance of doubt, the provisions of this Section 5 shall not apply to any extraordinary dividends or distributions. The Participant will have only the rights of a general unsecured creditor of the Company in respect of such dividend equivalent payments until delivered as specified herein.

6.Tax Representations. The Participant hereby represents and warrants to the Company as follows:

(a)    The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this Award and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents.
(b)    The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this Award or the transactions contemplated by this Agreement.
7.Amendment. No amendment of this Agreement shall materially adversely impair the rights of the Participant without the Participant’s consent, except such an amendment made to comply with applicable law (including Applicable Exchange listing standards or accounting rules) or avoid the incurrence of tax penalties under Section 409A of the Code.

8.Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiary, if applicable.

9.Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Agreement.

10.Severability; Entire Agreement. If any provision of the Plan or this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provision is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and this Agreement contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

11.Clawback. The Participant acknowledges that all securities issued and payments made pursuant to this Award are subject to clawback by the Company to the extent required by applicable law or the policies of the Company as in effect from time to time.

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12.Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflict of laws. Venue for a dispute in respect of this Agreement shall be the federal courts located in Columbus, Ohio.

13.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Performance Stock Units subject to all of the terms and conditions of the Plan and this Agreement.

14.Section 409A. The amounts payable under this Agreement are intended to avoid the incurrence of tax penalties under Section 409A of the Code. This Agreement shall in all respects be administered in accordance with Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. Notwithstanding anything herein to the contrary, in the event that the Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company as in effect on the Date of Termination), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable and benefits that would otherwise be provided hereunder during the six-month period immediately following the Participant’s separation from service shall instead be paid, with interest in the case of cash payments (calculated at the applicable federal rate) determined as of the separation from service, or provided on the first business day after the date that is six months following the Participant’s separation from service; provided that, if the Participant dies following the Participant’s separation from service and prior to the payment of the any amounts delayed on account of Section 409A of the Code hereunder, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days after the date of the Participant’s death.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the ___ day of ________, 2017.

WASHINGTON PRIME GROUP INC.,
an Indiana corporation

By:
Name:
Title:

WASHINGTON PRIME GROUP, L.P.,
an Indiana limited partnership

By:	Washington Prime Group Inc.,
an Indiana corporation, its general partner

By:
Name:
Title:

PARTICIPANT

By:
Name:

[Signature Page to WPG Employee PSU Award Agreement]

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EXHIBIT X
PSU Performance Goals for 2017 Annual Award

A.	Performance Goals.

1.Except as expressly provided in the Employment Agreement, the performance goals for the Performance Period (as defined below) shall be based on the Company’s relative total shareholder return (“TSR”) percentile for the Performance Period.

2.Unvested PSUs shall be earned if the Company ranks in the following TSR percentiles for the Performance Period:

WPG 3-Year TSR Percentile Rank	Vested PSUs
<30th Percentile	0%
30th Percentile	25%
40th Percentile	50%
50th Percentile	75%
60th Percentile	100%
70th Percentile	125%
80th Percentile	150%
There shall be interpolation on a straight-line basis (i.e., linearly interpolated) between the foregoing levels of achievement.
3.Notwithstanding the foregoing, if the Company’s absolute TSR for the Performance Period is negative, the maximum payment shall be 100% of the Target PSU.

4.Subject to the terms of the Agreement and the Employment Agreement, the number of PSUs earned during the Performance Period shall vest on [date that is three years from Award Date], provided Participant remains in continuous employment with the Company and its Affiliates through such date and is in continued compliance with the provisions of Section __ of the Employment Agreement.

5.PSUs that do not become vested on or before [date that is three years from Award Date] shall automatically be forfeited, except as otherwise expressly provided in Section 2 (b) of the Award.

B.    Fractional Shares. Any fractional PSUs shall be eliminated.
C.    Definitions.
“Beginning Price” means, with respect to the Company and any other Comparative Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending with the last trading day before the beginning of the Performance Period.

“Comparative Group” means each company included on Annex A attached hereto, provided that, except as provided below, the common stock (or similar equity security) of such company is continually listed or traded on a national securities exchange from the first day of the Performance Period through the last trading day of the Performance Period. In the event a member of the Comparative Group files for bankruptcy or

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liquidates due to an insolvency or is delisted due to failure to meet the national securities exchange’s minimum market capitalization requirement, such company shall continue to be treated as a Comparative Group member, and such company’s Ending Price will be treated as $0 if the common stock (or similar equity security) of such company is no longer listed or traded on a national securities exchange on the last trading day of the Performance Period (and if multiple members of the Comparative Group file for bankruptcy or liquidate due to an insolvency or are delisted, such members shall be ranked in order of when such bankruptcy or liquidation occurs, with earlier bankruptcies/liquidations/delistings ranking lower than later bankruptcies/liquidations/ delistings). In the event of a formation of a new parent company by a Comparative Group member, substantially all of the assets and liabilities of which consist immediately after the transaction of the equity interests in the original Comparative Group member or the assets and liabilities of such Comparative Group member immediately prior to the transaction, such new parent company shall be substituted for the Comparative Group member to the extent (and for such period of time) as its common stock (or similar equity securities) are listed or traded on a national securities exchange but the common stock (or similar equity securities) of the original Comparative Group member are not. In the event of a merger or other business combination of two Comparative Group members (including, without limitation, the acquisition of one Comparative Group member, or all or substantially all of its assets, by another Comparative Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Comparative Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period. With respect to the preceding two sentences, the applicable stock prices shall be equitably and proportionately adjusted to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of the transaction.

“Ending Price” means, with respect to the Company and any other Comparative Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the Performance Period.

“Performance Period” means the period from the Award Date to the date that is three years after the Award Date.

“Total Shareholder Return” or “TSR” shall mean with respect to the Performance Period, the compounded total annual return that would have been realized by a stockholder who (A) bought one share of Common Stock on the first day of the Performance Period at the Beginning Price, (B) reinvested each dividend and other distribution declared during such period of time with respect to such share (and any other shares previously received upon reinvestment of dividends or other distributions) in additional shares of Common Stock at the closing market price on the applicable ex-dividend date, and (C) sold all the shares described in clauses (A) and (B) on the last day of the Performance Period at the Ending Price. As set forth in, and pursuant to, Section 3(e) of the Plan, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 3(e) of the Plan  that occur during the Performance Period. In calculating Total Shareholder Return, it is the current intention of the Company to use total return to stockholders data for the Company and the Comparative Group available from one or more third party sources, though the Company reserves the right for the Compensation Committee in its reasonable discretion to retain the services of a consultant to analyze relevant data or perform necessary calculations for purposes of this Award. If the Compensation Committee delegates the calculation of Total Shareholder Return to a valuation or other expert, including matters such as the determination of dividend reinvestment and the inclusion or exclusion of REITs as Comparative Group members, the Compensation Committee is entitled to rely on such valuation or other expert.

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“TSR Percentile Rank” means the percentile ranking of the Company’s TSR among the TSRs for the Comparative Group members for the Performance Period, as calculated using percentile rank functions within standard spreadsheet software, such as Microsoft Excel.

D.     Miscellaneous.

Vesting shall only occur upon the certification by the Compensation Committee of the achievement, whose good faith certification shall determine whether such achievement occurred. The Compensation Committee shall meet for the purpose of certification and, to the extent appropriate, provide the applicable certification promptly (and in any event no later than March 15, 2021).

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ANNEX A
Comparative Group

Acadia Realty Trust	Kite Realty Group Trust
Brixmor Property Group	Pennsylvania REIT
CBL & Associates	Regency Centers
DDR Corp.	Retail Prop. Of America
Equity One, Inc.	Taubman Centers
Federal Realty Inv. Trust	Weingarten Realty
Kimco Realty Corp.

Excludes Rouse Properties, which was acquired by Brookfield in 2016.